As filed with the Securities and Exchange Commission on May 29, 2025

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXCELIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	34-1818596 (I.R.S. Employer Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts 01915

(Address of Principal Executive Offices and Zip Code)

2012 EQUITY INCENTIVE PLAN

(Full title of the plan)

Eileen J. Evans

Axcelis Technologies, Inc.

108 Cherry Hill Drive

Beverly, Massachusetts 01915

(978) 787-4000

(Name, address and telephone number of agent for service)

with copies to:

Megan N. Gates

Sarah C. Griffiths

Covington & Burling LLP

One International Place, Suite 1020

Boston, Massachusetts 02110

(617) 603-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Statement Regarding Incorporation by Reference from Effective Registration Statement

The Registrant hereby increases the number of shares of its Common Stock, $0.001 par value per share (the “Common Stock”), registered for issuance under its 2012 Equity Incentive Plan by 3,000,000 shares. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-181750) filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2012 relating to the registration of 3,800,000 shares of Common Stock authorized for issuance under the 2012 Equity Incentive Plan. The Registrant also incorporates by reference the Registration Statements on Forms S-8 (Commission File Nos. 333-188967, 333-196157, 333-204544, 333-211673, 333-218225, and 333-231634) with the Commission relating to the registration of 3,250,000, 1,500,000, 2,500,000, 4,000,000, 1,000,000 and 3,000,000 shares of Common Stock for issuance under the 2012 Equity Incentive Plan on May 31, 2013, May 22, 2014, May 29, 2015, May 27, 2016, May 25, 2017, and May 21, 2019, respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 28, 2025;

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (1) above (other than the portions of those documents not deemed to be filed); and

(3)	The Description of Securities Registered under Section 12 of the Exchange Act, included as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 2, 2020.

In addition, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates all securities offered hereunder have been sold or deregisters all securities then remaining unsold, all reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that no information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K shall be incorporated by reference except to the extent specified in such Current Report on Form 8-K.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is incorporated or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly, Massachusetts, on the 29th day of May, 2025.

AXCELIS TECHNOLOGIES, INC.

By:	/s/ Russell J. Low Ph.D.
Russell J. Low Ph.D., President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Axcelis Technologies, Inc., hereby severally constitute and appoint Russell J. Low, James G. Coogan, and Eileen J. Evans, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto) for the registration of 3,000,000 shares, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, with respect to the registration of shares under the Axcelis Technologies, Inc. 2012 Equity Incentive Plan, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russell J. Low	Director and Principal Executive Officer	*
Russell J. Low

/s/ James G. Coogan	Principal Accounting and Financial Officer	*
James G. Coogan

Director
Tzu-Yin Chiu

/s/ Gregory B. Graves	Director	*
Gregory B. Graves

/s/ John T. Kurtzweil	Director	*
John T. Kurtzweil

Director
Jeanne Quirk

/s/ Necip Sayiner	Director	*
Necip Sayiner

/s/ Thomas St. Dennis	Director	*
Thomas St. Dennis

/s/ Jorge Titinger	Director	*
Jorge Titinger

*May 29, 2025

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Restated Certificate of Incorporation of the Registrant, as adopted November 2, 2017. Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q filed with the Commission on November 3, 2017.

4.2*	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant filed May 9, 2024. Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on May 9, 2024.

4.3*	Bylaws of the Registrant, as amended as of May 11, 2022. Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on May 11, 2022.

5.1	Opinion of Covington & Burling LLP as to the legality of the shares being registered hereunder. Filed herewith.

10.1*	Axcelis Technologies, Inc. 2012 Equity Incentive Plan, as amended through May 7, 2025. Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Commission on May 8, 2025.

23.1	Consent of Covington & Burling LLP (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent accountants. Filed herewith.

24.1	Power of Attorney (contained on the signature page hereto).

107	Filing Fee Table. Filed herewith.

* Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-Q or 8-K of Axcelis Technologies, Inc. were filed under Commission File No. 000-30941.